Legg Mason Partners Variable Portfolios I, Inc:
Legg Mason Partners Variable Strategic Bond

Sub Item 77C

Results of a Special Meeting of Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Director's (the "Board Members"). The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposals: (1) elect
Board Members, (2) Regroup and Reorganize, and (3) Revise Fundamental Investment Policies.


Proposal 1: Elect Board Members.

          Item Voted On             Votes For         Votes
                                                    Against

Nominees:
  Paul R Ades                     64,709,967.850  1,305,841.081

  Andrew L. Breech                64,737,763.514  1,278,045.417

  Dwight B. Crane                 64,720,339.063  1,295,469.868

  Robert M. Frayn, Jr.            64,679,716.228  1,336,092.703

  Frank G. Hubbard                64,725,950.417  1,289,858.514

  Howard J. Johnson               64,658,954.128  1,356,854.803

  David E. Maryatt                64,756,817.922  1,258,991.009

  Jerome H. Miller                64,635,304.483  1,380,504.448

  Ken Miller                      64,745,957.175  1,269,851.756

  John J. Murphy                  64,676,372.337  1,339,436.594

  Thomas T. Schlafly              64,739,023.148  1,276,785.783

  Jerry A. Viscione               64,708,330.698  1,307,478.230

  R. Jay Gerken, CFA              64,589,947.400  1,425,861.531



                                                    Broker
       Item Voted On                               Non-Votes
                             	 Abstentions

Nominees:
  Paul R Ades                             0.000      0.000  66,015,808
								  .931
  Andrew L. Breech                        0.000      0.000  66,015,808
                                                                  .931
  Dwight B. Crane                         0.000      0.000  66,015,808
                                                                  .931
  Robert M. Frayn, Jr.                    0.000      0.000  66,015,808
                                                                  .931
  Frank G. Hubbard                        0.000      0.000  66,015,808
                                                                  .931
  Howard J. Johnson                       0.000      0.000  66,015,808
                                                                  .931
  David E. Maryatt                        0.000      0.000  66,015,808
                                                                  .931
  Jerome H. Miller                        0.000      0.000  66,015,808
                                                                  .931
  Ken Miller                              0.000      0.000  66,015,808
                                                                  .931
  John J. Murphy                          0.000      0.000  66,015,808
                                                                  .931
  Thomas T. Schlafly                      0.000      0.000  66,015,808
                                                                  .931
  Jerry A. Viscione                       0.000      0.000  66,015,808
                                                                  .928
  R. Jay Gerken, CFA                      0.000      0.000  66,015,808
                                                                  .931


Proposal 2: Regroup and Reorganize Funds.


          Item Voted On             Votes For         Votes
                                                    Against

Agreement and Plan of
Reorganisation                     8,624,927.308     48,736.271



                                                     Broker
          Item Voted On                              Non-Votes
                                    Abstentions

Agreement and Plan of
Reorganisation                      182,467.970      0.000











Proposal 3: Revise Fundamental Investment Policies.

          Items Voted On            Votes For         Votes
                                                    Against

  Borrowing Money                  8,581,161.119     99,283.618

  Underwriting                     8,595,504.690     79,343.797

  Lending                          8,580,415.899    105,191.378

  Issuing Senior Securities        8,601,182.599     79,088.959

  Real Estate                      8,562,424.161    102,837.678

  Commodities                      8,589,339.628     85,322.629

  Concentration                    8,599,883.225     64,901.619

  Diversification                  8,612,160.657     68,272.620

  Investment in other companies    8,596,646.375     95,561.483

                                                     Broker
          Items Voted On                             Non-Votes
                                     Abstentions

  Borrowing Money                   175,680.812      0.000  8,856,125.
                                                                   549
  Underwriting                      181,277.062      0.000  8,856,125.
                                                                   549
  Lending                           170,518.272      0.000  8,856,125.
                                                                   549
  Issuing Senior Securities         175,853.991      0.000  8,856,125.
                                                                   549
  Real Estate                       190,863.710      0.000  8,856,125.
                                                                   549
  Commodities                       181,463.292      0.000  8,856,125.
                                                                   549
  Concentration                     191,340.705      0.000  8,856,125.
                                                                   549
  Diversification                   175,692.272      0.000  8,856,125.
                                                                   549
  Investment in other companies     163,917.691      0.000  8,856,125.
                                                                   549